Oclaro Announces Preliminary First Quarter FY2016 Results
Expects Results to be Above High End of Guidance
Company to Announce First Quarter Fiscal Year 2016 Financial Results on Tuesday, November 3, 2015
SAN JOSE, Calif., – October 21, 2015 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today reported preliminary results for its first quarter of fiscal year 2016. The Company announced that it expects first quarter results to exceed its previously provided financial guidance. The Company’s financial guidance was last provided on August 4, 2015.
For the first quarter of fiscal year 2016, Oclaro expects:

•	Revenues to be approximately $87.5 million, at the high end of the range previously provided;

•	Non-GAAP gross margin to be in a range of 26 to 27%, above the high end of the range previously provided;

•	Adjusted EBITDA to be positive $4.0 to $4.5 million, above the high end of the range previously provided; and

•	Cash, cash equivalents, restricted cash, and short-term investments of $107.7 million at September 26, 2015.

“The preliminary results that we are reporting today reflect strong growth in our 100G product portfolio,” said Greg Dougherty, Chief Executive Officer, Oclaro. “In addition, we saw higher than expected revenues for our 10G and 40G products, coupled with a much more favorable product mix, resulting in gross margin exceeding our prior guidance.”

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended September 26, 2015 and remain subject to completion of the Company’s standard quarterly accounting close process.

Final Results Conference Call on November 3, 2015
Oclaro will hold a conference call to discuss its final financial results for the first quarter of fiscal year 2016 on November 3, 2015, at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-0860.  A replay of the conference call will be available through November 17, 2015. To access the replay, dial (858) 384-5517. The passcode for the replay is 983349. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro's solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2015. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) Oclaro’s expected performance for the fiscal quarter ending September 26, 2015 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) market interest in Oclaro’s 100G products, and (iii) Oclaro’s financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” “objective,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) Oclaro's ability to timely develop, commercialize and ramp the production of new products, (ii) Oclaro's ability to increase the percentage of sales associated with its new products, (iii) Oclaro's ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iv) Oclaro's dependence on a limited number of customers for a significant percentage of its revenues, (v) Oclaro's ability to maintain strong relationships with certain customers, (vi) the effects of fluctuating product mix on Oclaro's results, (vii) competition and pricing pressure, (viii) Oclaro's ability to effectively manage its inventory, (ix) Oclaro's ability to meet or exceed its gross margin expectations, (x) the effects of fluctuations in foreign currency exchange rates, (xi) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xii) the future performance of Oclaro and its ability to effectively restructure its operations and business, (xiii) Oclaro's ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xiv) Oclaro's ability to timely capitalize on any increase in market demand, (xv) Oclaro’s ability to service and repay its outstanding indebtedness pursuant to the terms of the applicable agreements, (xvi) the potential inability to realize the expected benefits of asset dispositions, (xvii) the sale of businesses which may or may not arise in connection with executing Oclaro's restructuring plans, (xviii) Oclaro's ability to reduce costs and operating expenses, (xix) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xx) the risks associated with Oclaro's international operations, (xxi) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for Oclaro's products, (xxii) the outcome of tax audits or similar proceedings, (xxiii) the outcome of pending litigation against Oclaro, and (xxiv) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. An explanation and reconciliation of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as operating income/loss excluding the impact of depreciation and amortization, restructuring, acquisition and related costs, non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
PRELIMINARY RESULTS
(Unaudited, in thousands)

	Three Months Ended September 26, 2015
	Low End	High End

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross margin rate	25.5%	26.5%
Stock-based compensation	0.5%	0.5%
Non-GAAP gross margin rate	26.0%	27.0%

Reconciliation of GAAP operating loss to adjusted EBITDA:
GAAP operating loss	$(2.2)	$(1.7)
Depreciation, amortization of intangibles, stock-based compensation, restructuring and loss on sale of property and equipment	6.2	$6.2
Adjusted EBITDA	$4.0	$4.5